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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 20, 2004

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc.  The information for the meeting is as follows:

TIME	9:00 a.m., Fort Wayne time
Thursday, May 20, 2004

PLACE	Grand Wayne Center
John Whistler Ballroom
120 West Jefferson Boulevard
Fort Wayne, Indiana 46802

ITEMS OF BUSINESS	(1) To elect ten (10) Directors for a one-year term.
(2) To approve Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.
(3) To approve the Steel Dynamics, Inc. 2004 Employee Stock Purchase Plan.
(4) To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	You may vote if you were a stockholder of record on March 15, 2004.

2003 ANNUAL REPORT	Our 2003 Annual Report to Stockholders, which is not a part of this proxy soliciting material, is enclosed.

PROXY VOTING	You will be able to vote in one of four ways:
(1) Mark, sign, date and return your proxy card in the enclosed envelope.
(2) Call the toll-free telephone number on your proxy card and follow the instructions for telephone voting.
(3) Visit the web site shown on your proxy card and follow the instructions for voting on the Internet.
(4) Vote in person at the meeting.

You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

KEITH E. BUSSE President and Chief Executive Officer

April 5, 2004

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STEEL DYNAMICS, INC.
6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN  46804
Telephone:  (260) 459-3553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 20, 2004

Voting Information

Purpose.  We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2004 Annual Meeting of stockholders and at any postponement or adjournment thereof.  We will hold the meeting on May 20, 2004, beginning at 9:00 a.m. Fort Wayne time, in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

We started mailing this proxy statement and the enclosed proxy card beginning on or about April 5, 2004.  We are soliciting proxies from all of our stockholders in order to give all stockholders an opportunity to vote on matters to be presented at the meeting, even if they do not attend in person.  In the following pages of this proxy statement, you will find information on matters to be voted on at the meeting or at any adjournment or postponement of the meeting.  This Notice of Annual Meeting and Proxy Statement, the proxy and our 2003 Annual Report to Stockholders are also available on our internet site at www.steeldynamics.com under the heading “Investor Info.”

Who Can Vote.  You are entitled to notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on March 15, 2004.  If your shares of common stock are registered in your name, you are the stockholder of record.  If your shares are held in the name of a broker, custodian, bank, or other holder of record, that person is the stockholder of record and you are considered the “beneficial” owner.  If you are not present in person at the annual meeting, your shares can be voted only if represented by a valid proxy, as described below under “Voting of Shares.”

Shares Outstanding.  On March 15, 2004, there were 49,117,325 shares of common stock outstanding.  A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting.  Each share is entitled to one vote on each matter properly brought before the meeting.

Annual Meeting Webcast.  We will be webcasting this year’s annual meeting.  You may access the webcast at www.steeldynamics.com by selecting “webcast.”  However, other than our proxy statement and form of proxy, no other information on our website is to be considered a part of our proxy soliciting materials.

Voting of Shares.  We realize that most of our stockholders will probably not be able to attend the meeting in person.  However, it is very important that your shares be represented by proxy.  This is because we can only take action at the annual meeting, with respect to a particular matter, if on the record date a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present, in person or by proxy.  Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present and to vote your shares at the annual meeting in accordance with your instructions.

For purposes of determining whether a quorum is present, shares voted FOR, AGAINST or ABSTAIN, as well as broker “non-votes” count as

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shares that are present, although they will not count in determining total votes actually cast on a particular matter.  A broker non-vote on a particular proposal occurs if and when a person holding shares for another beneficial owner, such as a broker, custodian, bank, or other holder of record, does not vote on that proposal because that person does not have discretionary voting power to vote on that proposal and has not received instructions on how to vote from the beneficial owner.  Under the rules of the New York Stock Exchange (“NYSE”) on certain matters that are “routine” (such as the election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors, assuming that no contest arises with respect to these matters) such brokerage firms have discretionary authority to vote shares for which their customers have not provided voting instructions.  The proposal to approve the 2004 Employee Stock Purchase Plan, being an “equity compensation plan,” is not considered a routine matter, and your broker or bank will not be permitted to vote your shares on that issue unless you provide proper voting instructions.

This year, we are offering you three choices of how to vote by proxy:

•	You may vote by mail in the traditional manner by marking, signing, dating and returning your enclosed proxy card in the envelope that we have enclosed.
•	You may vote by telephone using the toll-free telephone number and instructions shown on your proxy card.
•	You may vote via the internet by using the web site information and instructions listed on your proxy card.

We anticipate that telephone and internet voting will be available 24 hours a day, 7 days a week.  Both methods will prompt you on how to proceed and you will be able to confirm that your instructions have been properly received and recorded.  For both of these methods, you will also need a control number, which is noted on your proxy card.  The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 19, 2004.

The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting.

If you are not the record owner and your shares are held in the name of a broker, custodian, bank, or other holder of record, you will need to obtain, and should receive in the ordinary course of business from that broker, bank or other holder of record, a proxy, executed in your favor from that record holder, authorizing you to vote those shares at the annual meeting.

If you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the internet, your “proxy”—that is, the persons named in your proxy card—will vote your shares as you have directed.  If you do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	FOR the election of all of the director nominees.
•	FOR ratification of the appointment of Ernst & Young LLP as independent auditors.
•	FOR the approval of the 2004 Employee Stock Purchase Plan.

If any other matters are properly presented for consideration at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment to the same extent as the person granting the proxy.  At the date this proxy statement was printed, we did not anticipate that any other matters would be raised at the annual meeting.

You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

•	Notify our Corporate Secretary in writing before the meeting that you wish to revoke your proxy.
•	Submit another proxy with a later date.
•	Vote by telephone or internet on a later date.
•	Vote in person at the meeting.

Required Vote.  So long as a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting is needed to elect directors, to ratify the appointment of Ernst & Young LLP as independent auditors for the year 2004, to approve the 2004 Employee Stock Purchase Plan, and on any other matters that may properly come before the annual meeting.

Electronic Access to Proxy Materials and Annual Reports.  This proxy statement and the 2003

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Annual Report to Stockholders are available on our website at www.steeldynamics.com under the heading “Investor Info.”  Stockholders will be able to elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided on the internet if you choose to vote over the internet.  You can also choose between paper documents and electronic access by contacting our Investor Relations Department in the manner described.

If you choose to view future proxy statements and annual reports over the internet, you will still receive a proxy card in the mail next year with instructions containing the internet address of those materials.  Your choice will then remain in effect until you contact our Investor Relations Department in the manner described.

If you hold your Steel Dynamics stock through a broker, custodian, bank, or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the internet.  Similarly, if you hold your Steel Dynamics stock through a broker, custodian, bank, or other holder of record and you elect electronic access, you will receive an e-mail message next year containing the internet address to use to access our proxy statement and annual report.

Multiple Stockholders Sharing the Same Address.  Under rules adopted by the SEC, we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address.  This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail.

Last year, we implemented householding for all stockholders who share the same last name and address, where shares are held through the same nominee (e.g., all accounts are at the same brokerage firm), so that they are receiving only one copy of the proxy statement and annual report per address.

However, if any stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, that person may contact our Investor Relations Department in the manner described.  If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you may also request householding by contacting us in the same manner.  If you hold your shares through a broker, custodian, bank, or other holder of record, you can request householding by contacting that broker, custodian, bank, or other holder of record,.

Cost of Preparing, Mailing and Soliciting Proxies.  We will pay all of the costs of preparing, printing and mailing this proxy statement and of soliciting these proxies.  We will ask brokers, custodians, banks, or other holders of record, to forward the proxy materials and our 2003 Annual Report to the persons who were our beneficial owners on the record date.  We will also reimburse such brokers, custodians, banks and other holders of record for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

In addition, proxies may be solicited on our behalf in person, by telephone or otherwise, by our officers, directors and employees.  We have also engaged the firm of Georgeson & Co. to assist us in the distribution and solicitation of proxies.  We have agreed to pay Georgeson & Co. a fee of up to $10,000 plus expenses for these services.

Annual Report.  We are including in this mailing a copy of our 2003 Annual Report to Stockholders, including our financial statements for the required periods ended December 31, 2003.  The 2003 Annual Report is not, however, a part of this proxy statement.

Voting Results.  We will publish the voting results on our website at www.steeldynamics.com, at “Investor Info” following the annual meeting, as well as in our Form 10-Q for the second quarter of 2004, which we will file with the Securities and Exchange Commission (“SEC”).

Investor Relations Department.  You may contact our Investor Relations Department in one of four ways:

•	writing to Steel Dynamics, Inc., Investors Relations Department, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804;
•	fax at 260-969-3590 to the attention of the Investors Relations Department;
•	e-mail to fred.warner@steeldynamics.com; or
•	phone the Investors Relations Department at 260-969-3564.

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Governance of the Company

Our business, property and affairs are managed by, or are under the direction of our Board of Directors, pursuant to Indiana’s Business Corporation Law and our bylaws.  Members of the Board are kept informed of our business and of business and industry developments through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them by management or otherwise obtained, and through participation in meetings of the Board and its committees.

During 2003, our Board of Directors consisted of 11 persons.  Under our bylaws, however, our Board of Directors may prescribe a greater or lesser number of directors, and the Board has determined that, for 2004, the Board will consist of ten directors.  At the 2004 Annual Meeting, therefore, ten directors will be elected, and each newly elected director will serve for a one-year term until the 2005 Annual Meeting of stockholders.

The Board has adopted a set of Corporate Governance Policies that address the make-up and function of the Board and the various committees of the Board.  You can find a copy of these Corporate Governance Policies on our company website, at www.steeldynamics.com, under “Investor Information—Corporate Governance” or by writing to Steel Dynamics, Inc., Attention:  “Investor Relations,” 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana  46804 and requesting a copy.  We will keep these policies and our governance practices current, as may be required by the Sarbanes-Oxley Act of 2002 and any rule changes prescribed by the SEC and by Nasdaq.

Committees and Meetings of the Board of Directors.  During 2003, the Board of Directors had three committees:  an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.  Our Audit Committee consists of four persons and our Compensation Committee and Corporate Governance and Nominating Committee each consist of three persons.

Each of our Board committees has adopted a charter that governs its authority, responsibilities and operation.  We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and Nasdaq regarding corporate governance policies and processes and listing standards.  In conformity with the requirement of such rules and listing standards, we have adopted a statement of our Corporate Governance Policies, and we have adopted a written Audit Committee Charter, a Compensation Committee Charter and a Corporate Governance and Nominating Committee Charter.  The Audit Committee’s Charter, revised March 18, 2003, was attached to last year’s 2003 Proxy Statement as Exhibit A.  The Audit Committee Charter, as well as the charters of the Compensation Committee and the Corporate Governance and Nominating Committee may be found on our company website, at www.steeldynamics.com under “Investor Information—Corporate Governance” or by writing to Steel Dynamics, Inc., Attention:  “Investor Relations,” 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana  46804 and requesting copies.

Each of our three committee charters  also require that each member of each committee meet:  (1) all applicable criteria defining “independence” that may be prescribed from time to time by SEC, Nasdaq and tax rules, listing standards and regulations, (2) the definition of a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, and (3) the definition of an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

The members of each committee, and the chair of each committee, are appointed annually by the Board.

The Board of Directors held eight regularly scheduled and special meetings during 2003, and all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served during 2003, except for Richard J. Freeland who attended four of the eight meetings of the Board of Directors.

The Audit Committee.  The Audit Committee met ten times during 2003.

The Audit Committee is responsible for the review, oversight and monitoring of the quality and integrity of our financial statements, our compliance with applicable legal and regulatory requirements, the qualification, independence and performance of our independent auditors, the appropriateness of and the approval of the fees for audit and permissible non-audit services to be provided by the independent auditors, the effectiveness of our internal, financial and disclosure controls, and the development of our internal audit function.  In addition, the Audit

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Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor, as well as for the establishment of procedures for the receipt, retention and treatment of complaints, if any, regarding accounting, internal accounting controls or auditing matters.

The current members of the Audit Committee are Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jürgen Kolb and James E. Kelley.  Messrs. Ruffolo and Edgerley serve as Co-Chairs of the Audit Committee.  In addition, our Board has determined that all members of our Audit Committee, by virtue of their extensive careers, experience and training in business and finance, meet the criteria of an “audit committee financial expert,” established by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Compensation Committee.  The Compensation Committee met twice during 2003, and all members attended each of the meetings.  The current members of the Compensation Committee are Richard J. Freeland, Joseph R. Ruffolo and James E. Kelley, all of whom are independent.

The Compensation Committee reviews Steel Dynamics’ goals and objectives with respect to executive compensation, evaluates the chief executive officers’ performance in light of these goals and objectiveness and, makes recommendations to the Board of Directors concerning salaries, incentive and other compensation paid to executive officers and to certain senior financial officers, as well as compensation paid to non-employee directors.  The Compensation Committee also reviews and approves all stock option and other equity-based compensation plans and awards and has either been designated to act or is otherwise empowered to act as the administrator or administrative “committee” under each of our stock option, stock purchase, equity compensation and performance-based compensation plans.

The Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee met once during 2003.  The current members of this Committee are Dr. Jürgen Kolb, Richard J. Freeland and Naoki Hidaka, all of whom are independent.  The Corporate Governance and Nominating Committee develops and recommends to the Board corporate governance guidelines, determines the criteria for selecting director nominees, conducts inquiries regarding the qualifications of director nominees, identifies individuals qualified to be considered as Board members and recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders, identifies Board members to be assigned to the various Board committees, assists the Board in assessing the independence of Board members, and oversees and assists the Board in the review of its own performance.  The Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders.  Any qualified candidate for a director that a stockholder brings to the attention of the Corporate Governance and Nominating Committee prior to December 17, 2004, will be considered and evaluated by the Committee, in light of the qualification criteria set forth in the Committee’s written Charter, using the same process applicable to candidates whose names originated from within the Committee process.

Compensation Committee and Board Interlocks and Insider Participation.  Effective in 2003, all of the current members of the three person Compensation Committee meet all applicable “independence” requirements established by the Sarbanes-Oxley Act of 2002 and as set forth in Nasdaq’s Listing Standards.  During 2003, however, the entire Board of Directors, as well as all six of the independent directors, unanimously approved all 2003 compensation decisions.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of our common stock and other equity securities, as well as reports of changes in beneficial ownership.  These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed.  Based on our records and other information, we believe that all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to 2003 were met, except that due to a clerical oversight by the Company, Form 4 reports to reflect the Company’s regular semi-annual option grants on November 21, 2003 to all of our executive officers and directors, including Messrs. Busse, Millett, Teets, Shellabarger, Nolan, Bates, Edgerley, Freeland, Hidaka, Kelley, Kolb, Rifkin and Ruffolo, were not timely filed but have since been filed.

Stockholder Proposals for 2005.  Any stockholder satisfying the requirements of the Securities and Exchange Commission’s Rule 14a-8 and wishing to submit a proposal to be included in the Proxy Statement for the 2005 Annual Meeting of stockholders must submit the proposal in writing to our Corporate Secretary, at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, on or before December 17, 2004.

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In addition, under our bylaws, any stockholder who has not submitted a timely proposal for inclusion in next year’s proxy statement but still wishes to make a proposal at next year’s annual meeting must deliver written notice to our Corporate Secretary no later than 60 days nor more than 90 days prior to the first anniversary of the record date for this year’s annual meeting.  Therefore, for our 2005 Annual Meeting, if such a proposal is not delivered prior to January 15, 2005, it may not be presented at the meeting at all.  If a proposal is made after December 16, 2004 and prior to January 15, 2005, we will retain the discretion to vote proxies we receive with respect to any such proposals, so long as we include in our next year’s proxy statement advice on the nature of any such proposal and how we intend to exercise our voting discretion, and so long as the proponent does not provide us with a written statement within the time frame determined under Securities and Exchange Commission Rule 14a-4(c)(1) that the proponent intends to deliver his own proxy statement and form of proxy with respect to that proposal.  You may obtain a copy of the full text of the bylaw provision by writing to our Investor Relations Department at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804.

Proposal No. 1
Election of Directors

Our stockholders will elect ten directors at the 2004 Annual Meeting.  The individuals listed below have been recommended for nomination by the Corporate Governance and Nominating Committee and have been nominated by the Board of Directors.  Each director, if elected, will serve until our 2005 Annual Meeting of Stockholders, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

We will vote your shares as you specify on the enclosed proxy card, or by telephone or internet.  If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below.  If unforeseen circumstances (such as death or disability) make it necessary for us to substitute another person for any of the nominees, we will vote your shares FOR that other person.  We do not anticipate that any nominee will be unable to serve.  Following the meeting, the Board of Directors may, however, increase the size of the Board and fill any resulting vacancy or vacancies until the 2005 Annual Meeting of stockholders.

If you wish your shares voted for some but not all of the nominees, or if you wish to withhold your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the internet when you vote your proxy.

Following is the age, principal occupation during the past five years, and certain other information for each of the ten director nominees.
Director Nominees.

Keith E. Busse, Age 61
Director Since 1993
President, Chief Executive Officer and a director since 1993, and President and Chief Executive Officer and a director of Iron Dynamics, Inc., our wholly-owned subsidiary.  Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation, where he last held the office of Vice President.  Mr. Busse is a director of Tower Financial Corporation, a publicly held bank holding company.

Mark D. Millett, Age 44
Director Since 1993
Vice President and General Manager of our Flat Roll Division and a director since 1993, and Vice President and a director of our Iron Dynamics subsidiary.  Prior to 1993, Mr. Millett worked for Nucor Corporation, which he joined in 1982.

Richard P. Teets, Jr., Age 49
Director Since 1993
Vice President and a director since 1993, and General Manager of our Structural and Rail Division.  Prior to 1993, Mr. Teets worked for Nucor Corporation, which he joined in 1987.

John C. Bates, Age 60
Director Since 1994
Mr. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc. (steel service center), which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969.  Heidtman Steel is our

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largest customer for our manufactured steel products.

Paul B. Edgerley, Age 48
Director Since 2002
Former Director (1994-1999)
Mr. Edgerley has been Managing Director of Bain Capital, Inc. (venture capital) since May 1993 and, from 1990 to 1993, a general partner of Bain Venture Capital.  He is also a director of Sealy Corporation, Anthony Crane Rental LP Walco International, Inc. and Unisource Worldwide.  Mr. Edgerley is a member of and Co-chair of our Audit Committee.

Richard J. Freeland, Age 67
Director Since 2000
For more than twenty-six years, Mr. Freeland has been the President and Chief Executive Officer of Pizza Hut of Fort Wayne, Inc. and six affiliated companies that own and operate more than 40 Pizza Hut franchised restaurants in Indiana and Ohio.  Mr. Freeland is a member of our Compensation Committee and of our Corporate Governance and Nominating Committee.

Naoki Hidaka, Age 49
Director Since 2002
Mr. Hidaka is Senior Vice President and General Manager of the Chicago office and General Manager of the Rolled Steel and Ferrous Raw Materials Division of Sumitomo Corporation of America.  Prior to that, from June 1998 to March 2001, Mr. Hidaka was Vice President and Chief Financial Officer of Auburn Steel Company, Inc., and from March 1998 to May 1998, Deputy General Manager of Steel Business Planning and Investment, and from May 1995 to February 1998 was Manager, Plate Export with Sumitomo Corporation of Japan.  Mr. Hidaka is a member of our Corporate Governance and Nominating Committee.

James E. Kelley, Age 85
Director Since 2000
For more than twenty years, Mr. Kelley has been the Chairman of Kelley Automotive, Inc. and various affiliated companies that own and operate approximately 18 franchised auto dealerships in Indiana and Georgia.  In addition, Mr. Kelley is the owner of Jim Kelley Leasing and Kelley Cars, Inc., fleet automobile and truck leasing companies; Midwest Auto Parts, a wholesale supplier of car and truck parts; and Kelley Grain Co. and Trans Oil Ltd., a seed and grain enterprise operating in the Republic of Moldova.  Mr. Kelley is also a member of our Audit Committee and Compensation Committee.

Dr. Jürgen Kolb, Age 61
Director Since 1996
Dr. Kolb was a member of the executive board of Salzgitter, AG, a German Steelmaker, and from 1986 to 2001, served as its Director of Sales, before retiring in 2001.  Dr. Kolb is also a director of our Iron Dynamics subsidiary.  Dr. Kolb is a member of our Audit Committee and of our Corporate Governance and Nominating Committee.

Joseph D. Ruffolo, Age 62
Director Since 1999
Mr. Ruffolo has been a principal in Ruffolo Benson LLC, a business and financial consulting firm, since 1994.  Prior to that, Mr. Ruffolo was the President and Chief Executive Officer of North American Van Lines, Inc.  Mr. Ruffolo is a director of Tower Financial Corporation, a publicly held bank holding company.  Mr. Ruffolo is also a member and co-chair of our Audit Committee and a member of our Compensation Committee.

The Board recommends a vote FOR the proposed election
of all of the directors described in this proxy statement.

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Information on Directors and Executive Officers

Stock Ownership of Directors and Executive Officers.  The following table shows how much Steel Dynamics, Inc common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 15, 2004.  The Named Executive Officers include the Chief Executive Officer and the four next most highly compensated executive officers based upon compensation earned during 2003.

	Beneficial Ownership as of March 15, 2004

Name	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*

Named Executive Officers
Keith E. Busse[1]	710,225	56,793	767,018	1.5%
Mark D. Millett[2]	838,441	42,597	881,038	1.7%
Richard P. Teets, Jr.[3]	1,161,788	42,597	1,204,385	2.4%
Tracy L. Shellabarger[4]	257,964	42,597	300,561	0.6%
John W. Nolan[5]	22,748	31,949	54,697	0.1%

Other Directors or Nominees
John C. Bates[6]	2,795,442	8,313	2,803,755	5.5%
Paul B. Edgerley[7]	2,067,207	2,788	2,069,995	4.1%
Richard J. Freeland[8]	2,000	8,313	10,313	—%
Naoki Hidaka[9]	524,197	4,239	528,436	1.0%
James E. Kelley[10]	7,229	8,313	15,542	—%
Dr. Jürgen Kolb[11]	—	8,313	8,313	—%
Daniel M. Rifkin[12]	657,427	1,942	659,369	1.3%
Joseph D. Ruffolo[13]	4,000	8,313	12,313	—%

Directors and Executive Officers as a Group (13 persons)	9,048,668	267,067	9,315,735	18.4%

†	Represents currently exercisable options and options exercisable within 60 days.

*
Assumes exercise of all stock options (for 1,541,103 shares) currently exercisable or exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 49,117,325 on the record date to 50,658,428.

(1)
President and Chief Executive Officer and a director, and President and Chief Executive Officer and a director of Iron Dynamics, Inc., our wholly-owned subsidiary.  Includes 10,225 shares that are not yet vested, awarded for our 2002 results, pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(2)
Vice President and General Manager of our Flat Roll Division and a director, and Vice President and a director of Iron Dynamics, Inc., our wholly-owned subsidiary.  Includes 6,893 shares that are not yet vested, awarded for our 2002 results, pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(3)	Vice President and General Manager of our Structural and Rail Division and a director. Includes 8,000 shares of common stock owned by Mr. Teets’ spouse, with respect to which Mr. Teets disclaims

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beneficial ownership. Includes 6,893 shares that are not yet vested, awarded for our 2002 results, pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(4)
Vice President of Finance and Chief Financial Officer and Vice President and Chief Financial Officer of our Iron Dynamics subsidiary.  Includes 82,300 shares of common stock held by Mr. Shellabarger in trust for Mr. Shellabarger’s minor children, with respect to which Mr. Shellabarger disclaims beneficial ownership.  Includes 6,015 shares that are not yet vested, awarded for our 2002 results, pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(5)
Vice President of Marketing.  Includes 2,655 shares, of which 1,770 are not yet vested, received pursuant to our 2004 Executive Incentive Compensation Plan, and includes 2,819 shares that are not yet vested, awarded for our 2002 results, pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(6)
Director.  Consists of all shares of common stock held of record by Heidtman Steel Products, Inc., of which Mr. Bates is the President and Chief Executive Officer.  Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Bates pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(7)
Director.  Mr. Edgerley beneficially owns 67,207 of these shares.  The balance of 2,000,000 shares is owned by Brookside Capital Partners Fund, L.P. over which Mr. Edgerley may be deemed to share voting or dispositive power.  Mr. Edgerley disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.  Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Edgerley pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(8)
Director.  Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Freeland pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(9)
Director.  Consists of all shares held of record by Sumitomo Corporation of America that Mr. Hidaka may be deemed to beneficially own due to his relationship with that entity.  Mr. Hidaka, however, disclaims beneficial ownership of these shares.  Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Hidaka pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(10)
Director.  Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Kelley pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(11)
Director.  Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Dr. Kolb pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(12)
Director.  Includes 181,925 shares of common stock held by Mr. Rifkin as trustee under trusts for his minor children, with respect to which Mr. Rifkin disclaims beneficial ownership.  Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Rifkin pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(13)
Director.  Includes 1,000 shares held in Mr. Ruffolo’s retirement plan.  Also includes 1,000 shares held by Mr. Ruffolo’s spouse, with respect to which he disclaims beneficial ownership. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Ruffolo pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

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Security Ownership of Certain Beneficial Owners

To the best of our knowledge, the only persons or groups of persons that own beneficially more than 5% of our outstanding shares of common stock, based on a total of 48,645,246 shares at December 31, 2003, are described below.  Under SEC rules, a beneficial owner is a person who has or shares voting or investment power for the shares or had the right to obtain beneficial ownership within 60 days of the date specified.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding

Barclays Global Investors, N.A. and	1,269,172	5.1%
Barclays Global Fund Advisors (1) (3)	750,039
45 Fremont Street
San Francisco, CA 94105

Barclays Bank PLC (1) (3)	461,640
54 Lombard Street
London, England EC3P 3AH

Dimensional Fund Advisors Inc. (1) (2)	2,439,372	5.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

FMR Corp. (4)	4,145,411	8.5%
82 Devonshire Street
Boston, MA 02109

Heidtman Steel Products, Inc. (1)	2,795,442	5.7%
640 Lavoy Road
Erie, MI 48133

Mac-Per-Wolf Company (1)	2,859,885	5.9%
310 S. Michigan Ave., Suite 2600
Chicago, IL 60604

(1)	Sole voting and dispositive power
(2)	Disclaims beneficial ownership
(3)	Filed jointly
(4)
FMR Corp. has sole voting power over 652,558 shares and sole dispositive power over all 4,145,411 shares.  FMR Corp. is a parent holding company, and no single person’s interest in the shares of Steel Dynamics, Inc. is greater than 5%.  Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 2.03 of the Investment Advisers Act of 1940 (the “Act”), is the beneficial owner of 3,492,853 of the shares, which includes 361,079 shares assumed (but not yet) converted from $6,140,000 principal amount of Steel Dynamics, Inc. 4% Convertible Subordinated Notes due 2012.  Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 292,600 shares.  Fidelity International Limited, Hamilton, Bermuda, and various other foreign-based subsidiaries, beneficially owns 359,958 of the shares.  Edward C. Johnson 3d, his wife Abigail P. Johnson, and members of the Johnson families may be deemed to constitute a controlling group with respect to FMR Corp.  FMR Corp. and Fidelity International Limited disclaims that they act as a group.

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Executive Compensation

The following tables set forth certain information with respect to the salaries, bonuses and other compensation we paid for services rendered in 2003, 2002 and 2001, options granted during 2003, options exercised during 2003 and option values as of December 31, 2003, for our Chief Executive Officer and our four other most highly compensated executive officers.  The amounts shown include compensation for services rendered in all capacities.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Other Annual Compensation ($)	Restricted Stock Awards[3] ($)	Securities Underlying Options[4]	All Other Compensation[5] ($)

Keith E. Busse President and Chief Executive Officer	2003 2002 2001	600,000 408,000 400,000	1,037,162 816,000		94,488 426,388 20,894	10,381 10,751 13,415	22,112 40,335 8,021

Mark D. Millett Vice President	2003 2002 2001	360,000 275,000 270,000	683,350 550,000 —		63,682 287,250 13,929	7,787 8,064 10,062	13,672 29,144 3,672

Richard P. Teets, Jr. Vice President	2003 2002 2001	360,000 275,000 270,000	667,350 550,000 —		63,682 287,250 13,929	7,787 8,064 10,062	14,637 29,132 3,581

Tracy L. Shellabarger Vice President and Chief Financial Officer	2003 2002 2001	255,000 240,000 235,000	472,279 480,000 —		55,578 250,777 12,256	7,787 8,064 10,062	13,717 29,144 3,476

John W. Nolan Vice President	2003 2002 2001	170,000 150,000 145,000	255,000 225,000 —		85,910 117,575 5,766	5,840 6,048 7,547	13,113 28,094 3,190

1	Represents Base Salary compensation.
2
Represents cash portion of a performance-based bonus payable under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan for years 2002 and 2001 and under our Executive Incentive Compensation Plan for 2003

3
Represents dollar value of the stock portion of a performance-based bonus payable under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.  One-third of the common stock issued during any year for which a stock bonus is payable under the Plans vest and become non-forfeitable immediately upon issuance, another third vests and becomes non-forfeitable one year after issuance, and the balance of one-third vests and becomes non-forfeitable two years after issuance.

4
Represents the number of shares covered by options granted under our stockholder approved Amended and Restated 1996 Incentive Stock Option Plan, all of which are either currently exercisable or exercisable within 60 days.

5	Principally represents our matching contributions under our Retirement Savings Plan, contributions under our Profit Sharing Plan, and life insurance premiums.

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Equity Compensation Plan Information

We have four compensation plans, approved by stockholders, under which our equity securities are authorized for issuance to employees or directors in exchange for goods or services:  The 1994 Incentive Stock Option Plan; The Amended and Restated 1996 Incentive Stock Option Plan; The 2003 Executive
Incentive Compensation Plan; and The Non-Employee Director Stock Option Plan.

The following table summarizes information about our equity compensation plans at December 31, 2003:

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders	2,437,510	$14.62	2,630,156
Equity compensation plans not approved by security holders	—	—	—

Option Grants in Last Fiscal Year
Individual Grants

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]

Name	Securities Underlying Options Granted (# of shares)[1]	% of Total Options Granted to Employees in 2003		Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Keith E. Busse	6,270 4,111	0.78 0.50	% %	12.76 19.46	5/21/2008 11/21/2008	22,104 22,103	48,844 48,841

Mark D. Millett	4,703 3,084	0.57 0.37	% %	12.76 19.46	5/21/2008 11/21/2008	16,580 16,581	36,637 36,640

Richard P. Teets, Jr.	4,703 3,084	0.57 0.37	% %	12.76 19.46	5/21/2008 11/21/2008	16,580 16,581	36,637 36,640

Tracy L. Shellabarger	4,703 3,084	0.57 0.37	% %	12.76 19.46	5/21/2008 11/21/2008	16,580 16,581	36,637 36,640

John W. Nolan	3,527 2,313	0.43 0.28	% %	12.76 19.46	5/21/2008 11/21/2008	12,434 12,436	27,476 27,480

1
The exercise price of each option is 100% of the fair market value of our common stock on the date the option was granted.  All of the foregoing options were issued under the terms of our Amended and Restated 1996 Incentive Stock Option Plan.  These options are for a term of five years from the date of grant and become exercisable six months after the date of grant.

2
The dollar amounts in these columns are the result of calculations at the 5% and 10% appreciation rates prescribed by the Securities and Exchange Commission, and, therefore, are not intended to forecast potential future appreciation, if any, in the price of our common stock.  Potential realizable value assumes that the common stock appreciates at the rate shown (compounded annually) from the grant date until the option expiration date.  No gain to the optionees is possible without an increase in the price of our common stock over the exercise price of each option.

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Aggregated Option Exercises in 2003 and Fiscal Year-End Values

The following table gives information for options exercised by each of the named executive officers during 2003 and the value of the “in-the-money” options held by those executive officers at year-end.  Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End [2] ($)

Name	Shares Acquired on Exercise (#)	Value Realized[1] ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Keith E. Busse	5,926	32,593	56,793	4,111	586,185	14,553
Mark D. Millett	4,445	25,337	42,597	3,084	439,660	10,917
Richard P. Teets, Jr.	4,445	42,227	42,597	3,084	439,660	10,917
Tracy L. Shellabarger	4,445	23,597	42,597	3,084	439,660	10,917
John W. Nolan	3,334	31,673	31,949	2,313	329,761	8,188

1	Market value of the underlying shares on the date of exercise, if any, less the option exercise price.
2	Market value of shares at December 31, 2003 covered by all in-the-money options, less the option exercise price.

Director Compensation.  During 2003, our Non-Employee Directors received attendance fees of $3,000 per Board meeting and $1,500 per committee meeting.  They were also reimbursed for expenses incurred in attending meetings.  During 2003, average director fees for the year were approximately $27,400 per director.  In addition, each Non-Employee Director participates in our stockholder approved Non-Employee Director Stock Option Plan, under which each such director on May 21 and November 21 of each year (each such date defined as a “Grant Date”) is automatically granted a nonstatutory stock option, exercisable within five years from the date of grant, to purchase shares of our common stock equal to the number of whole shares, rounded up or down, calculated by dividing a grant value, currently set at $15,000, by the fair market value of our common stock on each such Grant Date.

The purchase price of stock covered by an option granted pursuant to the Director Plan is 100% of the fair market value of such shares on the day the option is granted.  Options are not exercisable until they become vested, and full vesting in an optionee will occur six months after each Grant Date.  If an optionee ceases to be a director, for whatever reason, no further grants of options are to be made to that optionee.  If an optionee ceases to be a director for any reason other than death, any portion of an option that is then vested but has not been exercised may be exercised at any time prior to its scheduled expiration date.

The Director Plan is administered by the Compensation Committee, with power and authority to construe provisions of the Director Plan, to determine all questions thereunder, to accelerate the vesting or exercise of an option, and to adopt and amend such rules and regulations as it may deem desirable.  The Director Plan is intended to comply in all respects with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162 (m)(4)(C) of the Internal Revenue Code.

Employment Agreements.  We have employment agreements with Keith E. Busse, our Chief Executive Officer, Mark D. Millett, Vice President and General Manager of our Flat Roll Division, Richard P. Teets, Jr., Vice President and General Manager of our Structural and Rail Division, and Tracy L. Shellabarger, Vice President of Finance and Chief Financial Officer.  Each of these employment agreements has an “evergreen” feature, consisting of an initial two year term that is automatically extended annually for an additional year unless, no less than 90 days prior to year-end, either party gives written notice to the other of an intention not to renew.

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If, without cause, any of these officers’ employment is either terminated within the two year term or is not extended for the contemplated additional rolling one year period, that officer is entitled to receive a lump sum severance payment, in lieu of any and all claims under the remaining term of his employment agreement, in cash, equal to two years of his then existing Base Salary, together with a pro rata annual bonus payment under our 2003 Executive Incentive Compensation Plan, when calculated, to the date of termination or non-extension (for that year).  If the termination or non-extension is for cause, then such officer would not be entitled to receive any severance or bonus payment.  If the officer voluntarily terminates his employment, he would not be entitled to any severance payment but would be entitled to receive a pro rata annual bonus payment to the date of termination or non-extension.  If employment is terminated due to disability or death, we will continue paying that officer or his estate, as the case may be, the prescribed Base Salary during the remainder of the two year term, except that in the case of disability such payments will be reduced to the extent of any benefits paid by workers’ compensation or under any state disability benefit program or under any other disability policy maintained by us.

Under their employment agreements, each of these officers is paid a Base Salary, which is reflected in the “Salary” column in the Summary Compensation Table in this proxy statement, in addition to which each such officer has been entitled, through 2003, to participate in our 2003 Executive Incentive Compensation Plan, our Amended and Restated 1996 Incentive Stock Option Plan, our Profit Sharing Plan and our Retirement Savings Plan.

All Named Executive Officers receive major medical and long-term disability benefits.  Messrs. Busse, Millett, Teets and Shellabarger receive term life insurance equal to twice their Base Salaries and Mr. Nolan receives term life insurance equal to his Base Salary.

Proposal No. 2
Ratification of the Appointment of Independent Auditors

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent auditors to conduct our annual audit for the year 2004, and, although not legally required but in accordance with established policy, we are submitting this appointment to stockholders for ratification.  In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year.  However, any such vote would be considered in connection with the auditors’ appointment for 2005.

Ernst & Young LLP conducted our annual audit for 2003, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

The Board of Directors recommends a vote FOR the approval of the appointment of
Ernst & Young LLP as independent auditors for 2004.

Audit and Non-Audit Fees.  The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2003 and December 31, 2002, as well as fees billed for other services rendered by Ernst & Young LLP during those periods.

	2003	2002

Audit Fees	$280,000	$412,000
Audit-Related Fees	52,000	48,000
Tax Fees	159,000	351,000
All Other Fees	6,000	—

	$497,000	$811,000

Fees for audit services include fees associated with the annual audit, review of the Company’s quarterly reports on Form 10-Q, comfort letter

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procedures, preparing consents, and assistance with review of documents filed with the SEC.  Audit-related fees principally include accounting consultations and audits of benefit plans.  Tax fees principally include tax consultations, compliance review and planning assistance.

There were no other services performed during 2003 and 2002.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.  Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors.  Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors.  The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval.  Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

Prior to engagement, the Audit Committee will pre-approve the following categories of services.  These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

1.
Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other work required to be performed by the independent auditors to be able to form an opinion on our Consolidated Financial Statements.  Such work includes, but is not limited to, comfort letters, statutory audits or financial audits for subsidiaries or affiliates, and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

2.
Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor.  Such services typically include but are not limited to financial audits of employee benefit plans, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” and assistance with understanding and implementing new accounting and financial reporting guidance.

3.
Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.

4.
All other fees are those associated with services that the Audit Committee believes are routine and recurring services which would not impair the independence of the auditor and are consistent with SEC rules on auditor independence.

Applicable SEC rules and the Audit Committee’s pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee’s general pre-approval to either of the Co-Chairs of the Audit Committee.

Proposal No. 3
Approval of Employee Stock Purchase Plan

The following summary description of the Steel Dynamics, Inc. Employee Stock Purchase Plan is qualified in its entirety by reference to the actual text of the Plan, which is attached to this Proxy Statement as Exhibit A.  In the event of any discrepancy, the terms of the actual Plan will govern.
Our Board of Directors has approved the Steel Dynamics, Inc. Employee Stock Purchase Plan (the “Plan”) applicable to the employees of Steel Dynamics, Inc. and its “Participating Affiliates,” effective on the first day of the calendar month next following the date on which the Plan is approved by stockholders, or July 1, 2004, whichever is later.  The purpose of the Plan is to provide a convenient way

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for “Eligible Employees” (regular full-time employees whose customary employment is at least 30 hours per week and 1,000 hours annually, and have completed 30 days of “Service”), to purchase shares of our common stock, in the open market through a “Designated Broker” and at fair market value, through regular payroll deductions.  The Plan is voluntary on the part of the employee, and an employee who wishes to become a “Participant” under the Plan may elect to participate by executing and approving a prescribed payroll deduction authorization, as well as various other Plan documents and new account documents supplied by the brokerage firm we have appointed as the “Designated Broker” under the Plan.  By enrolling, the Participant authorizes prescribed amounts he or she has specified to be deducted from his or her compensation and, together with certain “matching” contributions by Steel Dynamics or its Participating Affiliate, these amounts are paid over to the Designated Broker and used for open market purchases of our common stock for the Participant’s personal account.  “Service,” as defined by the Plan, means continuous uninterrupted employment by Steel Dynamics or one or more of its Participating Affiliates, subject to certain conditions.

All Participants under the Plan have the same rights and privileges, except that no employee may participate under the Plan if that employee, immediately after a payroll deduction and/or after a matching contribution has been made, owns stock in excess of 5% of the company’s common stock, determined under the rules prescribed pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended.  The minimum payroll deduction for Participants with weekly pay periods is $10, and for Participants with monthly pay periods is $40, and the maximum payroll deduction for Participants with weekly pay periods is $200, or for Participants with monthly pay periods is $860.  Once a Participant has instructed the company to withhold a specified amount per pay period, that Participant, under rules prescribed by the Compensation Committee from time to time, may increase or decrease the payroll deduction authorization by multiples of $10, within the limits of the minimum and maximum amounts.  The maximum allowable payroll deduction, exclusive of any matching contributions by the company, may not exceed $10,400 in any calendar year.  The Compensation Committee, however, may increase the maximum amounts of allowable payroll deductions, up to an increase of 25% over the maximums set forth in the Plan, without such increase being considered a material Plan amendment requiring stockholder approval.

Each Participant under the Plan shall be entitled to “Company Matching Contributions” on the amount of that Participant’s payroll deductions, and that matching contribution, as currently agreed, will be equal to 10% of the Participant’s payroll deduction; provided, however, that subject to the Compensation Committee’s authority to increase the maximum amount by up to 25% above the prescribed maximums otherwise applicable, the company’s Board of Directors, on the recommendation of the Compensation Committee and without the necessity of any further approval by stockholders, may increase or decrease the amount of the Company Matching Contribution, in increments of 1%, within a range of a minimum of 5% to a maximum of 15% of the Participant’s payroll deduction amount.  The company must remit the funds deducted from a Participant’s compensation, together with any matching contributions, to the Designated Broker no less frequently than monthly.  No interest is payable by the Company or any Affiliate to or on behalf of any Participant on account of any amounts withheld from a Participant’s compensation prior to the time it is remitted to the Designated Broker.

A Participant, on a limited basis, may suspend his or her contributions under the Plan, without being deemed to have withdrawn from or terminated his or her participation under the Plan, and a Participant on an unpaid leave of absence will be deemed to have suspended his or her payroll deduction authorization during the time of such leave.  If a Participant has not resumed voluntary contributions within 12 months after the commencement of a suspension period, the Participant shall be deemed to have withdrawn from the Plan.

All accounts maintained by the Designated Broker for each Participant shall be and remain the sole property of the Participant, at all times and for all purposes, from the moment of receipt by the Designated Broker of the amounts contributed by or on behalf of the Participant.  The Participant may withdraw shares of stock or dispose of shares of stock as and when the Participant may direct.  The Designated Broker is required to make reports to each Participant no less frequently than quarterly, specifying the number of shares of stock, the market value thereof, and any unapplied cash, through the last day of each such period.  The company’s Board of Directors, at any time and in its discretion, may alter, amend, suspend or terminate the Plan or any part thereof, without seeking or obtaining stockholder approval, unless an alteration or amendment, in the opinion of the Company’s legal counsel, shall be deemed a “material Plan amendment” within the

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meaning of NASD Rule 4350(i) or any comparable or replacement rule applicable to the Company.

The Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(a) of the Internal Revenue Code of 1986, as amended.  Under current tax laws, therefore, amounts that are withheld from a Participant’s compensation pursuant to a payroll deduction authorization, and used for the purchase of company stock, will neither be excludable from gross income nor deductible, for federal income tax purposes, by the Participant, and the amount of the matching contribution by the company, on behalf of a Participant, will be taxable to that Participant, as additional compensation and at ordinary federal and state income tax rates, and deductible, when paid, by the Company.

The tax treatment to a Participant, based on the Participant’s disposition of the shares of stock held in or her account with the Designated Broker, or otherwise after distribution by the Designated Broker to the Participant, will depend upon the character of the shares in the hands of the Participant, the Participant’s tax basis in the shares, the length of time the shares have been held by the Participant, and other factors that may affect the amount or character of any taxable gain or the ordinary income or capital gains treatment of any such gain or loss.  Steel Dynamics makes no representation to any employee or Participant with respect to the tax treatment that will be accorded to the employee or Participant of the Participant’s or the company’s contributions for or on behalf of Participant under the Plan, or with respect to the tax treatment upon disposition of the shares purchased and held in connection with the Plan.  Each employee or Participant should consult with his or her tax adviser with regard to the tax treatment to be accorded to the employee or Participant as a result of participating in the Plan.

The Plan does meet the coverage and participation requirements prescribed by Sections 423(b)(3) and 423(b)(5) of the Internal Revenue Code and, therefore, constitutes a “Stock Purchase Plan” within the meaning of Rule 16b-3(c) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

A Participant may withdraw from the Plan by submitting a notice of cancellation of his or her payroll deduction authorization, under rules prescribed by the Compensation Committee, and, on or after the effective date of withdrawal, no further payroll deductions and no further company matching contributions shall be made by or for the Participant.  Upon a Participant’s termination of service, the Participant will be deemed to have withdrawn from the Plan.

The costs of administering the Plan shall be paid by Steel Dynamics or allocated to and paid by the Participating Affiliates.  Brokerage expenses incurred in the purchase, but not the sale, of shares of stock shall be paid for by the Company or allocated to and paid by a Participating Affiliate.

A copy of the Steel Dynamics, Inc. Employee Stock Purchase Plan is attached hereto as Exhibit A.

The Board recommends a vote FOR approval of the
Steel Dynamics, Inc. Employee Stock Purchase Plan.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the Performance Graph on page  22 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

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Report of the Compensation Committee
on Executive Compensation

Our executive compensation philosophy is based upon the following principles:

•	Base salaries should be competitive with the level of salaries paid to officers in comparable companies with comparable responsibilities.
•	Variable compensation, both in the form of cash and stock bonus awards, should be directly related to the financial results produced during the year.
•	Long-term compensation, in the form of stock options, directly links officers’ rewards to stock price appreciation.

The Compensation Committee establishes the salaries and other compensation of the Company’s executive officers, including its President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table.  The members of the Compensation Committee, for 2003 consisted of three members of the Board of Directors, all of whom met (a) all criteria for “independence” prescribed by SEC, Nasdaq and tax rules, listing standards and regulations applicable to the Compensation Committee (b) the definition of a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act, and (c) the definition of an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.  All recommendations by the Compensation Committee during 2003, were considered by the full Board of Directors and were approved not only by the full Board of Directors but by all six members of the Board of Directors who met the foregoing three criteria.  Our executive compensation programs consist of three principal elements:  base salary, a cash and stock bonus incentive compensation component, and stock options.

Base Salary.  The Compensation Committee recommends a base salary for executive officers, including the president and chief executive officer, based upon a comparative review of companies within the steel manufacturing peer group, both mini-mills and integrated mills, as well as a review of other companies believed to be representative and comparable in terms of size and the nature of its operations.  The Compensation Committee has traditionally established base salary at somewhat under the level of the prevailing base salaries of the peer group and comparable other company executives, primarily because of the Company’s philosophy to align total executive officer pay with the financial results of the Company’s operations.  This is consistent with the Company’s philosophy and culture that guides its compensation for all of its employees, which emphasizes a strong element of incentive compensation based on operating results.  During 2003 and in prior years, the Company’s base salary level for its executive officers was substantially below the median for its peer and comparable groups.

Incentive Bonus.  The Compensation Committee believes that incentive compensation should be geared toward rewarding excellent financial performance results, and executive officers ought to be rewarded for producing Company profits.  Accordingly, since 1996, the Company has provided this incentive compensation to its executives through a performance-based bonus formula that pays bonuses, in cash and in stock, based upon profits over and above a stated threshold amount.

Until 2003, the annual incentive bonus was determined under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan, originally adopted in 1996 and amended, restated and approved by stockholders in 2000.

In 2003, we replaced our Amended and Restated Officer and Manager Cash and Stock Bonus Plan with our 2003 Executive Incentive Compensation Plan.

Our 2003 Executive Incentive Compensation Plan’s incentive awards are all performance-based.

For “Corporate Executive Officers” (currently, our President and Chief Executive Officer and our Vice President and Chief Financial Officer) and for “Corporate Officers” (currently, our Vice President of Sales and Marketing), their incentive compensation is determined entirely at the corporate level and is based upon company-wide “Adjusted Pre-Tax Net Income,” as defined in the Plan.  For any year under the Plan, a “Bonus Pool” is determined, by multiplying consolidated Adjusted Pre-Tax Net Income, less an amount equal to 10% of “Average Stockholders Equity,” by a percentage amount (currently 5½%) determined annually by the Compensation Committee.  The amount of the Bonus Pool is then allocated among the participating executive employees in accordance with each “Participant’s Bonus Pool Percentage” (derived, for

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any participant, from a fraction, the numerator of which is equal to the “Participant’s Adjusted Base Salary,” as defined in the Plan, and the denominator of which is equal to the sum of all of the Participants’ Adjusted Base Salaries).  Our “Corporate Executive Officers” are entitled, if the Bonus Pool is large enough, to earn up to a maximum of two and one-half times their Base Salary (established annually by the Compensation Committee at the beginning of the year, and approved by the Board of Directors), in cash, and, if there are still unallocated amounts remaining in the Bonus Pool after payment of all applicable cash bonuses, may also be entitled to receive a stock bonus, not to exceed his Base Salary, in restricted Company stock vesting over a two year period, issued at fair market value.

A “Corporate Officer’s” Cash and Stock Bonus is calculated in the same manner as for the Corporate Executive Officers, except that the cash bonus may not exceed one and one-half times the Corporate Officer’s Base Salary, and the maximum stock bonus for the Corporate Officer may not exceed 75% of the Corporate Officer’s Base Salary.

For “Divisional Executive Officers” (currently the Vice President and General Manager of our Flat Roll Division and the Vice President and General Manager of our Structural and Rail Division) and for “Divisional Officers” (currently, the General Manager of our Bar Products Division and the President of our New Millennium Building Systems Division), their incentive compensation is based in part on company-wide performance and, in part, on their divisional performance.  Currently, “Divisional Executive Officers” derive half of their incentive compensation through participation in the company-wide Bonus Pool and half of their incentive compensation through a bonus formula based upon their divisional operating performance and chargeable to their respective divisions.  Divisional Officers derive 25% of their incentive compensation through participation in the company-wide Bonus Pool and 75% of their incentive compensation through their divisional bonus formula.  This divisional bonus formula is based upon a return on assets (“ROA”) analysis.  Each year, the Compensation Committee sets a “Minimum ROA Target,” currently 5%, below which no divisional cash or stock bonus may be paid.  The Compensation Committee also sets a “Maximum ROA Target,” currently 30%, at which level a Divisional Executive Officer or Divisional Officer will be entitled to receive his maximum divisional cash and/or stock bonus.  Once these preliminary calculations have been made, the division’s performance is measured by calculating that division’s “Divisional Return on Assets,” using a formula described in the Plan.

A “Divisional Executive Officer” can derive half of his cash and stock bonus, if earned, from the company-wide Bonus Pool.  The remaining half of a Divisional Executive Officer’s maximum incentive compensation, based on divisional performance, may not exceed, in cash, two and one-half times his Base Salary, multiplied by 50%, and, in shares of restricted stock, may not exceed one-half of his Base Salary.  For “Divisional Officers,” because their incentive compensation based on the Bonus Pool is only 25%, the maximum incentive compensation from both company-wide and divisional sources may not exceed one and one-half times his Base Salary, in cash, and 75% of his Base Salary in restricted stock.

An aggregate of 750,000 shares of the Company’s common stock has been reserved for issuance of stock bonus awards under the Plan.  For 2003, only 3,200 shares of common stock were issued as stock bonus awards, leaving 746,800 shares still available for issuance over the next four years, if earned.

In the Company’s opinion, our Executive Incentive Compensation Plan, being performance-based, meets the performance-based compensation standards of deductibility of Section 162(m) of the Internal Revenue Code.

Stock Option Plan.  The Compensation Committee believes that the long-term incentive benefits of stock ownership, through the acquisition of stock options and through stock bonus awards, if applicable, aligns management’s long-term interests with those of stockholders in general.  The Company also evidences that philosophy by including the named executive officers in the same incentive stock option plan that is applicable to all Company employees.

In October 1996, and as amended pursuant to stockholder approval at our 2001 Annual Meeting, our Board of Directors adopted and the stockholders approved and reapproved the 1996 Incentive Stock Option Plan, which covers all of our full-time employees (approximately 1,400 employees at December 31, 2003), including officers, managers, supervisors, professional staff, and hourly employees.

Under the 1996 Plan, we award automatic semi-annual stock options to all such employees, in different dollar equivalent amounts, by position category, based upon the fair market value of our common stock on each semi-annual grant date, with an exercise price equal to the same fair market value

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on the grant date.  Options issued under the Plan become exercisable six months after the date of grant and must be exercised no later than five years thereafter.

Other Compensation.

Profit Sharing Plan.  We have established a Profit Sharing Plan for eligible employees, including the named executive officers, which is a “qualified plan” for federal income tax purposes.  For 2003, under the Profit Sharing Plan, we allocated to Profit Sharing Plan participants (the “profit sharing pool”) an amount equal to 5% of our pre-tax profits.  The profit sharing pool is used to fund the Profit Sharing Plan, as well as a separate cash profit sharing bonus that is paid to employees in March of the following year.  The amount allocated to our Chief Executive Officer, for 2003 pursuant to the Profit Sharing Plan was $11,814.

Retirement Savings Plan.  We have also established a Retirement Savings Plan for eligible employees, which is also a “qualified plan” for federal income tax purposes.  Generally, employees may contribute on a pre-tax basis up to 8% of their eligible compensation, and we match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations.  The amount we contributed in respect to our Chief Executive Officer, Keith E. Busse, for 2003 pursuant to the Retirement Savings Plan was $899.

Chief Executive Officer Compensation.  The Company compensates its chief executive officer, just like its other executive officers, by a combination of three principal elements:  base salary, incentive compensation awarded under its 2003 Executive Incentive Compensation Plan, and stock option awards granted twice annually in pre-described amounts, pursuant to the Company’s Amended and Restated 1996 Incentive Stock Option Plan.  During 2003, the Company’s chief executive officer, Keith E. Busse was paid a base salary of $600,000, received a cash bonus of $1,037,162 and did not receive any stock bonus.  In addition, Mr. Busse was granted options for 6,270 shares of common stock, at an exercise price of $12.76, in May 2003 and was granted an option for 4,111shares of common stock, at an exercise price of $19.46 in November 2003, all under the 1996 Plan.

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of four directors, all of whom meet all applicable SEC and Nasdaq standards for “independence.”  Current members of the Audit Committee are Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jürgen Kolb and James E. Kelley.  Messrs. Ruffolo and Edgerley serve as Co-Chairs of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in March 2003.  A copy of the revised Audit Committee Charter was attached as Exhibit A to our 2003 proxy statement and is also accessible on our website at www.steeldynamics.com.

Among its many functions, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management, however, has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls.

In this context, the Audit Committee met and held discussions with management and with the independent auditors ten times during 2003 to consider the overall quality of the Company’s financial reporting and disclosure controls, the Company’s critical accounting policies and the general objectivity, thoroughness and fairness of its financial reporting process, including the Company’s system of internal controls.  The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel, and also discussed with the Company’s executive management and independent auditors the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer, as required by the SEC and by the provisions of the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.  The Audit Committee met privately with the independent auditors, who in any event have unrestricted access to the Audit Committee.

The Audit Committee has reviewed and discussed with management and with the independent auditors the audited financial statements.  The Audit Committee received from has discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard

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No. 1 (Independence Discussions with Audit Committees), relating to Ernst & Young LLP’s independence from the Company.  The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable.  The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence, and the Audit Committee has concluded that the independent auditors are in fact independent from the Company and its management.

The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments if applicable.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues they felt should be raised with the Audit Committee.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Steel Dynamics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

The Audit Committee:

Joseph D. Ruffolo, Co-Chair
Paul B. Edgerley, Co-Chair
James E. Kelley, Member
Dr. Jürgen Kolb, Member

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Stockholder Return Performance Graph

Set forth below is a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of companies on the NASDAQ Stock Market – US Index and the Standard & Poor’s Iron and Steel Index for the limited period of November 22, 1996 (the first day of trading on NASDAQ National Market System following our initial public offering of our common stock) and the last trading day prior to December 31, 2003, and assumes the reinvestment of dividends (of which there were none).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG STEEL DYNAMICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P STEEL INDEX

$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

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Other Matters

We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others.  In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

Keith E. Busse
President and Chief Executive Officer

Fort Wayne, Indiana
April 5, 2004

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EXHIBIT A

STEEL DYNAMICS, INC.
EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Steel Dynamics, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Steel Dynamics, Inc. (“Company”) and its Participating Affiliates a convenient way to acquire shares of the Company’s Common Stock, through savings accumulated through payroll deductions and thus to maintain and stimulate employee interest in the Company’s growth and profitability.

ARTICLE I
Definitions

1.1      “Affiliate” means all wholly-owned subsidiaries of the Company and any other entity which may be designated from time to time as such by the Company’s Board of Directors.

1.2      “Committee” means the Company’s Compensation Committee appointed by the Company’s Board of Directors from time to time.  The Committee shall be responsible for the administration of the Plan.

1.3      “Compensation” means total cash compensation received by an Eligible Employee from the Company or an Affiliate, including (a) regular or “base” compensation such as salary, wages, overtime, shift differentials, bonuses (other than bonuses or other one-time payments in connection with and as a inducement for the commencement of employment), and commissions, and (b) incentive compensation, but does not include relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of any stock option, stock purchase, stock bonus or similar plan of the Company or Affiliate.

1.4      “Designated Broker” means, at any time or from time to time, a broker which is a member of the New York Stock Exchange, that has been appointed by the Committee to receive Participant payroll deductions and Company Matching Contributions (collectively “Contributions”), to open and maintain direct, individual brokerage accounts for and in the name of each Participant (each a “Participant Account”) and, at such intervals as the Committee may direct, to purchase on the open market, on behalf and for the account of each Participant, with the contributions accumulated in each Participant Account, such shares of the Company’s Stock as may be purchased therewith.

1.5      “Effective Date” means the later to occur of the first day of the calendar month next following the date on which this Plan is approved by the Company’s stockholders or July 1, 2004.

1.6      “Eligible Employee” means any person, including a corporate officer, who is a regular and active full-time employee of the Company or Affiliate for tax purposes, whose customary employment is at least thirty (30) hours per week and 1,000 hours annually.  For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on a Leave of Absence authorized by the Company or Affiliate, such as sick leave or other leave of absence approved by the Company or Affiliate.  Where the leave of absence exceeds the number of days authorized and the person’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the day next following the expiration of the authorized period; provided, however, that any period during which a person is or was on leave of absence for the purpose of serving on active duty with the Armed Forces of the United States shall be considered a period during which such person is or was regularly and actively employed by the Company or Affiliate.

1.7      “Employer” means Steel Dynamics, Inc. and all Participating Affiliates.

1.8      “Leave of Absence” means absence from active service with the Company or an Affiliate, with the permission of the Company of Affiliate, by reason of illness, military service, or for any other reason as approved or allowed by the Company’s or Affiliate’s personnel policies.  An Eligible Employee whose Service is terminated and

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who is subsequently re-employed by the Company or an Affiliate will be considered a new employee, for all purposes of the Plan, as of the effective date of his reemployment.

1.9      “Participant” means an Eligible Employee who has elected to participate in the Plan in accordance with Article II.  A person shall be deemed to remain a Participant until the Participant withdraws from the Plan.

1.10     “Participating Affiliate” means an Affiliate that has adopted the Plan with the consent of the Company’s Board of Directors.  If a company which is or has become a Participating Affiliate ceases to be a Participating Affiliate, such company shall be deemed to have withdrawn from participation in the Plan.

1.11     “Pay Period” means the interval of time for which a particular Eligible Employee regularly receives his compensation.

1.12     “Payday” means the day on which the Eligible Employee regularly receives his compensation for the Pay Period.

1.13     The “Payroll Deduction Authorization” shall be on a form approved by the Committee and shall direct the Company or Affiliate to withhold from a Participant’s paycheck a specified dollar amount of his Compensation to be used for the purchase of Stock under this Plan.

1.14     “Plan” means the Steel Dynamics, Inc. Employee Stock Purchase Plan.

1.15     “Prevailing Market Price” means the actual purchase price of the Stock in the open market.

1.16     “Service” means that period of continuous uninterrupted employment with the Company or any one or more of its Affiliates, from an Eligible Employee’s first day of employment until his or her date of termination of employment with all Affiliates.  However, in the case of an Affiliate which has been acquired by the Company through the acquisition of substantially all of the assets or all of the stock of the Affiliate, Service shall include employment prior to the date on which such Affiliate is designated as a Participating Affiliate, on such terms as the Committee may expressly provide.  Service with the Company and with one or more Affiliates during consecutive periods shall be considered continuous Service.

1.17     “Stock” means shares of the Company’s Common Stock.

1.18     “Termination of Service” means any absence from the employment of the Company or any Affiliate (including, but not limited to, absences by reason of discharge or resignation) which is not considered an authorized Leave of Absence as defined herein.

ARTICLE II
Participation in the Plan

2.1     Eligibility to Participate.  Except as provided below, each Eligible Employee of the Company or of a Participating Affiliate who has completed thirty (30) days of Service shall be eligible to participate in the Plan, commencing on the first Payday that falls on or after the first day of the following calendar month.

2.2     Election to Participate.  An Eligible Employee may elect to participate in the Plan by executing or otherwise approving a Payroll Deduction Authorization, together with executing and returning such other Plan documents and new account documents supplied by the Designated Broker as may be required to open and maintain that person’s Account with the Designated Broker (within the time period prescribed by the Committee) prior to the Payday on which the Eligible Employee will begin participation.  Such Participant Accounts are and shall remain the sole property of each Participant, and neither the Company nor its Affiliates shall have, maintain or acquire any right, power or interest in any such Participant Account.  The Participant shall also specify the exact name or names (which must include the Employee’s name and may include the name of another person as joint owner or a personal trustee) in which Stock is to be held or registered.

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ARTICLE III
Employee Participation and Contributions

3.1     Voluntary, Non-Discriminatory Plan.  Participation in this Plan shall be voluntary and all Participants shall have the same rights and privileges under the Plan, except to the extent the terms of the Plan otherwise provide.  No Employee may participate under this Plan if that Employee, immediately after a Payroll Deduction and/or a Company Matching Contribution, owns Company Stock possessing five percent (5%) or more of the Company’s Stock, determined under the rules prescribed pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended.

3.2     Amounts of and Limits on Contribution.  Subject to the provisions of Article VII, the minimum payroll deduction for Participants with weekly Pay Periods shall be $10.00 or for Participants with monthly Pay Periods shall be $40.00,and the maximum payroll deduction for Participants with a weekly Pay Period shall be $200.00 or for a Participant with a monthly Pay Period shall be $860.00, as the Participant shall from time to time elect according to rules prescribed and on forms approved by the Committee.  At such times as permitted by the Committee, a Participant may increase or decrease his or her Payroll Deduction Authorization by any multiple of $10.00, provided that the amount thereof does not fall below the minimum or exceed the maximum allowable amount hereof, and provided, further, that the maximum allowable Participant Payroll Deduction Authorization, exclusive of any Company Matching Contribution, may not exceed $10,400.00 for any calendar year.  A Participant may not make any additional voluntary payments into such Account.

A Participant shall be entitled, no more than once every eighteen (18) months, to suspend his or her Payroll Deduction Authorization, commencing with the Pay Day next following the Company’s or Affiliate’s receipt of seven (7) days written notice of such suspension request.  A Participant on an unpaid Leave of Absence shall be deemed to have suspended his or her Payroll Deduction Authorization during the period of such leave of Absence.  Following such suspension, if the Participant has not resumed voluntary contributions within twelve (12) months after the commencement of the suspension period, the Participant shall be deemed to have withdrawn from the Plan.

3.3     Voluntary Withdrawal from the Plan.  A Participant who remains employed by the Company or an Affiliate may withdraw from the Plan by submitting a notice of cancellation of his or her Payroll Deduction Authorization in the manner prescribed from time to time by the Committee, but no later than seven (7) business days prior to the Payday for which the cancellation is to be effective.  Any Contributions made prior to the effective date of withdrawal shall not be refunded to the Participant but shall be used to purchase Company Stock.  Any Participant who withdraws from the Plan may later renew his or her participation in the Plan but will be deemed a new Participant.

3.4     Termination of Service Means Withdrawal from Plan.  Upon a Participant’s Termination of Service, the Participant will be deemed to have withdrawn from the Plan as of his or her last regular Payday.

3.5     Effect of Participant’s Withdrawal from Plan.  On and after the effective date of a Participant’s withdrawal from the Plan, no further Payroll Deduction and no further Company Matching Contribution under the Plan shall be made by or for the Participant.

ARTICLE IV
Company Matching Contributions

4.1     Each Participant shall be entitled to “Company Matching Contributions” on the amount of that Participant’s Payroll Deduction, if any, made pursuant to Section 3.2 of the Plan, in the amount and manner described in Sections 4.2 and 5.2.

4.2     Company Matching Contributions made pursuant to this Section 4.2 shall match only the Participant’s Payroll Deduction amount withheld from the Participant’s Compensation pursuant to Section 3.2.  Such Company Matching Contributions shall be equal to ten percent (10%) of the amount so withheld; provided, however, that, by authorization from time to time by the Compensation Committee and approved by the Company’s Board of Directors, and without the necessity of any further approval by the Company’s stockholders, the amount of the Company’s Matching Contributions may be increased or decreased, in increments of one percent (1%), within a

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range of a minimum of five percent (5%) to a maximum of fifteen percent (15%) of the Participant’s Payroll Deduction amount, subject to the provisions of Article VII.

ARTICLE V
Administration of the Plan

5.1     Administration.  The Committee shall administer, supervise and carry out the purposes of the Plan.  The Committee shall hold meetings at such times and places as it may deem appropriate.  Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.  The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; to construe and interpret the Plan and the rules and regulations; and to make all other determinations deemed necessary or advisable for the administration of the Plan.  All decisions, determinations and interpretations of the Committee shall be binding on all Participants.  The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid for by the Company.  No member or former member of the Committee or of the Board of Directors of the Company shall be liable for any action or determination made in good faith with respect to the Plan.  The Committee, in its sole discretion, may delegate all or any portion of its duties hereunder to other individuals or entities.

5.2     Payment of Employee Contributions and Company Matching Contributions.  The Company shall remit the funds deducted from each Participant’s Compensation under this Plan, plus any Company Matching Contributions to the Designated Broker no less frequently than monthly.

5.3     Investment in Company Stock.  As soon as practicable after receipt of funds remitted under the Plan, the Designated Broker shall purchase on behalf of Participants, in the open market and at Prevailing Market Prices, shares of the Company’s Stock.  Such shares shall be purchased on a per Participant basis and maintained by the Designated Broker exclusively for each Participant and under the exclusive direction and control of such Participant.  The number of shares of Stock to be purchased will be determined by the aggregate amount of funds available to purchase the shares of Stock.  Unapplied cash will be maintained by the Designated Broker in the Participant’s Account.

5.4     No Interest to be Paid.  No interest shall be payable by the Company to or on behalf of any Participant on account of any amounts withheld from a Participant’s Compensation.

5.5     Costs of the Plan.  The costs of administering the Plan shall be paid by the Company or allocated to and paid by Participating Affiliates.

5.6     Brokerage Costs.  Brokerage expenses incurred in the purchase, but not the sale, of shares of Stock shall be paid for by the Company or allocated to and paid by Participating Affiliates.

5.7     Indemnification.  Neither the Company, the Committee or its delegates, nor any Designated Broker to which Contributions are directed and through whom purchases of Stock are executed pursuant to this Plan shall be liable for any action or determination made in good faith including, without limiting the generality of the foregoing, any action with respect to price, time, quantity or other conditions and circumstances regarding the purchase of shares of Stock under the Plan.  The Company shall indemnify and hold harmless any officer, employee, director or member of the Committee or its delegees or representatives who suffers damage, loss or expenses, including the expense of defense thereof, in connection with the performance of the duties specified herein.

ARTICLE VI
Reports and Maintenance of Accounts

6.1     Quarterly Reports.  The Designated Broker shall make reports to each Participant no less frequently than quarterly, specifying the number of shares of Stock, the market value thereof, and any unapplied cash, through the last day of each such period.

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6.2     Accounts.  Accounts maintained by the Designated Broker for each Participant shall be and remain the sole property of such Participant at all times and for all purposes from the moment of receipt by the Designated Broker of the amounts contributed by or on behalf of the Participant.  The Participant may withdraw shares of Stock or sell shares of Stock as and when the Participant may direct.  At the Company’s request, the Designated Broker will also transfer all Participant Accounts to any successor Designated Broker the Committee may select, upon sixty (60) days advance written notice from the Company.

ARTICLE VII
Amendment and Termination of the Plan

The Board of Directors of the Company, at any time and in its discretion, may alter, amend, suspend or terminate the Plan or any part thereof, without seeking or obtaining stockholder approval, unless an alteration or amendment, in the opinion of the Company’s legal counsel, shall be deemed a “material Plan amendment” within the meaning of NASD Rule 4350(i) or any comparable or replacement rule applicable to the Company.  For purposes of this provision, however, upon recommendation by the Compensation Committee and approval by the Company’s Board of Directors, the Company, without the further approval of its Stockholders, may alter and amend the maximum dollar or percentage amount of a Participant’s Payroll Deduction Authorization under this Plan, and/or the amount of the Company Matching Contribution, up to an increase of twenty-five percent (25%) over the maximum amounts prescribed hereunder, and such alteration shall not be deemed a material plan amendment.  Notice of any such amendment or of any, suspension or termination of the Plan, in whole or in part, shall be given to each Participant as soon as practicable after such action is taken.  This Plan shall terminate, if not sooner terminated, ten (10) years from the Effective Date.

ARTICLE VIII
Miscellaneous Provisions

8.1     No Contract of Employment Intended.  The granting of any right to a person pursuant to this Plan shall not constitute an agreement or understanding, express or implied, on the part of the Company or any Affiliate to employ such person for any specified period.

8.2     Information Available.  If required by law, the shares of the Company’s Stock shall be registered under the Securities Act of 1933, on Form S-8 or on such other form as may be specified by the Securities and Exchange Commission, and the Company, if required, shall deliver to each Participant to whom required a copy of the prospectus or such other information as may be required from time to time.

8.3     Notices.  All notices or other communications by or to the Company or by or to a Participant under or in connection with the Plan shall be deemed to have been duly given when received by the Company at the address designated by the Company for the receipt of such notices or communications, or by or for a Participant, at the address specified in the Payroll Deduction Authorization, unless each shall have notified the other of a different address or means of notice.

8.4     Severability.  Each of the sections included in the Plan is separate, distinct and severable from the other and remaining sections of the Plan, and the invalidity or unenforceability of any section shall not affect the validity and enforceability of any other section or sections of the Plan.  Further, if any section of this Plan is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between such section and any applicable law or public policy, such section shall be valid and enforceable to the extent such section is consistent with such law or public policy.

8.5     Governing Law.  The construction, validity and operation of this Plan shall be governed by the laws of the State of Indiana.

8.6     Tax Incidents of the Plan.  The Plan is not intended to constitute a “tax qualified plan” within the scope of Section 423 of the Internal Revenue Code of 1986, as amended, or otherwise.  Under current tax laws, amounts withheld from a Participant’s Compensation pursuant to the Participant’s Payroll Deduction Authorization, and used for the purchase of Company Stock, will not be deductible, for federal income tax purposes, by the Participant; and the amount of the Company Matching Contribution made by the Company on behalf of a Participant will be taxable

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to each Participant, as additional compensation, at ordinary federal and state income tax rates, and deductible by the Company.

The tax treatment to a Participant based on the Participant’s disposition of the shares of Stock held in his or her account with the Designated Broker will depend on the character of the shares of Stock in the hands of the Participant, the Participant’s tax basis in the shares, the length of time the shares have been held by the Participant, and other factors that may affect the amount or character of any taxable gain or the ordinary income or capital gains treatment of any such gain.  The Company makes no representation to any Employee or Participant with respect to the tax treatment to the Employee or Participant of the Participant’s or the Company’s Contributions for or on behalf of a Participant under the Plan, or with respect to the tax treatment upon disposition of the shares purchased and held in connection with the Plan.  Each Employee or Participant should consult with his or her tax advisor with regard to the tax treatment to be accorded to the Employee or Participant as a result of participating in the Plan.

8.7     Rules of Construction.  Throughout this Plan, the masculine includes the feminine, and the singular includes the plural, and vice versa, where applicable.

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C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 43023
PROVIDENCE, RI 02940-3023
ATTN: TAMMIE MARSHALL

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to STEEL DYNAMICS, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	STDY01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
STEEL DYNAMICS, INC.

NOTE: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING ITEMS.

1. ELECTION OF DIRECTORS:

01) Keith E. Busse	06) Richard J. Freeland	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
02) Mark D. Millett	07) Naoki Hidaka
03) Richard P. Teets, Jr.	08) James E. Kelley
04) John C. Bates	09) Dr. Jürgen Kolb
05) Paul B. Edgerley	10) Joseph D. Ruffolo

Vote On Proposal		For	Against	Abstain

2.	APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE YEAR 2004.

3.	APPROVAL OF STEEL DYNAMICS 2004 EMPLOYEE STOCK PURCHASE PLAN.

4.	TO GIVE PROXIES DISCRETION TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

NOTE: Unless otherwise directed, the proxies will vote "FOR" all of the foregoing items.

Please be sure to sign and date this Proxy.

Mark box at right if comments have been noted on the reverse side of this card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY STEEL DYNAMICS, INC.

Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting

Keith E. Busse or Tracy L. Shellabarger are appointed proxies, with power of substitution, to vote all of the undersigned's shares held of record March 15, 2004, at STEEL DYNAMICS, INC.'s May 20, 2004 Annual Meeting of Stockholders at 9:00 A.M. EDT in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2004 Proxy Statement, as set forth on the reverse side.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)